Exhibit 3.1

LEXMARK INTERNATIONAL, INC.

BY-LAWS

As Amended and Restated
July 28, 2011

LEXMARK INTERNATIONAL, INC.

 BY-LAWS

TABLE OF CONTENTS

SECTION                                                                                                                                                                                                                                                                                                                           PAGE

ARTICLE I
STOCKHOLDERS	1

ARTICLE II
BOARD OF DIRECTORS	7

i

SECTION                                                                                                                                                                                       PAGE

ARTICLE III
COMMITTEES	10

ARTICLE IV
OFFICERS AND AGENTS	13

ARTICLE V
CAPITAL STOCK	17

ii

SECTION                                                                                                                                                                                                                                                                                                                                  PAGE

ARTICLE VI
INDEMNIFICATION	19

ARTICLE VII
OFFICES	23
Section 7.01.	Registered Office	23
Section 7.02	Other Offices	23

ARTICLE VIII
GENERAL PROVISIONS	23

ARTICLE IX
AMENDMENT OF BY-LAWS	26
Section 9.01.	Amendment	26

ARTICLE X
CONSTRUCTION	26

iii

LEXMARK INTERNATIONAL, INC.

BY-LAWS

As Amended and Restated
July 28, 2011

ARTICLE I

STOCKHOLDERS

Section 1.01.  Annual Meetings.  The annual meeting of the stockholders of Lexmark International, Inc. (the "Corporation") for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 10:00 A.M. local time on the last Thursday in April (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.  [Sections 211(a), (b).] *

Section 1.02.  Special Meetings.  Special meetings of the stockholders may be called at any time by the Chairman or the Chief Executive Officer (or, in the event of the absence or disability of the Chairman and the Chief Executive Officer, by the President or, in the event of his absence or disability, by the Chief Operating Officer or, in the event of his absence or disability, by the Chief Financial Officer or, in the event of his absence or disability, any Vice President designated by the Chief Executive Officer to act in the event of his absence or disability), or by the Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.  [Section 211(d).]

*	Citations are to the General Corporation Law of the State of Delaware and are inserted for reference only, and do not constitute a part of the By-Laws.

        Section 1.03.  Notice of Meetings; Waiver.  The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting.  If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholder of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.  Such further notice shall be given as may be required by law.

       No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice.  The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.  [Sections 222, 229.]

Section 1.04.  Quorum.  Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.  [Section 216.]

Section 1.05.  Voting.  If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date.  If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  Except as otherwise required by law or by the Certificate of Incorporation, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.  [Sections 212(a), 216.]

Section 1.06.  Voting by Ballot.  No vote of the stockholders need be taken by written ballot or conducted by inspectors of election, unless otherwise required by law.  Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

Section 1.07.  Adjournment.  If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present.  Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 of these By-Laws, shall be given to each stockholder of record entitled to vote at such meeting.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.  [Section 222(c).]

Section 1.08.  Proxies.  Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy.  No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. [Section 212(b), (c).]

Section 1.09.  Organization; Procedure.  At every meeting of stockholders the presiding officer shall be the Chairman, or in the event of his absence or disability, the Chief Executive Officer or, in the event of his absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy.  The Secretary, or in the event of his absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting.  The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

Section 1.10.  Consent of Stockholders in Lieu of Meeting.  To the fullest extend permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder or member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  [Section 228.]

Section 1.11.  Notice of Nominations and Business.

(a)  Generally.  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be transacted by the stockholders may be made at an annual meeting of the stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in Section 1.11(b), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.11.  A stockholder proceeding under this Section 1.11 shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to matters set forth in this Section 1.11.  Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b)  Procedures.

(i)  For nominations or other business to be properly brought before an annual meeting of the stockholders by a stockholder pursuant to Section 1.11(a)(iii), (A) the stockholder must have given timely notice thereof in writing to the Secretary, (B) such business must be a proper matter for stockholder action under the Delaware Corporation Law, (C) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (D) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.11, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.11.

To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation in the City of Lexington, State of Kentucky, not less than 60 days nor more than 120 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of the stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as Director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as Directors pursuant to Regulation 14A of the Exchange Act, and such person's written consent to serve as Director if elected; (b) as to any other business that the stockholder proposes to bring before the annual meeting of the stockholders, a brief description of such business, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

(ii)  If the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least 70 days prior to the Anniversary, this Section 1.11(b)(ii) shall govern.  In this case a stockholder's notice required by these By-Laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation in the City of Lexington, State of Kentucky not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(iii)  Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the special meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of the stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board or (B) by any stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the special meeting and who complies with the notice procedures set forth in this Section 1.11.  Nominations by stockholders of persons for election to the Board may be made at such a special meeting of the stockholders if the stockholders' notice required by Section 1.11(b)(i) shall be delivered to the Secretary at the general offices of the Corporation in the City of Lexington, State of Kentucky not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such special meeting.

(iv)  Only persons nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as Directors and only such business shall be conducted at an annual or special meeting of the stockholders as shall have been brought before the annual or special meeting in accordance with the procedures set forth in this Section.  The Chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the annual or special meeting has been made in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the annual or special meeting and shall be disregarded.

(c)  For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers.  Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.  [Section 141(a).]

Section 2.02.  Number and Term of Office.  The number of Directors constituting the entire Board of Directors shall be determined in accordance with the Certificate of Incorporation.  Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.  [Section 141(b).]

Section 2.03.  Election of Directors.  The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible.  Directors of Class I shall be elected at any time on and after the date of filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2001.  Directors of Class II shall be elected at any time on and after the date of filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2002.  Directors of Class III shall be elected at any time on and after the date of filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2003.  At each annual meeting of stockholders commencing with the annual meeting of stockholders to be held in 2001, the respective successors of the Directors whose terms are expiring shall be elected for terms expiring at the annual meeting of stockholders held in the third succeeding year.  The holders of a majority of the shares then entitled to vote at an election of Directors may remove any Director or the entire Board of Directors, but only for cause.

Except as provided in Section 2.12 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director.  If a director is not elected, the director shall offer to tender his or her resignation to the Board.  The Corporate Governance and Public Policy Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.  The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.  The director who tenders his or her resignation will not participate in the recommendation of the Corporate Governance and Public Policy Committee or in the Board’s decision.

Section 2.04. Annual and Regular Meetings.  The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders.  Notice of such annual meeting of the Board of Directors need not be given.  The Board of Directors from time to time may by resolution provide for the holding of regular meetings (in addition to such annual meeting) and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings.  Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telecopier, telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally, provided further, however, that the Chairman shall have the authority to change the time or place of any regular meeting fixed by the Board of Directors by providing notice to each Director in the manner specified for calling a special meeting pursuant to Section 2.05 of these By-Laws.  Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.  [Section 141(g).]

Section 2.05.  Special Meetings; Notice.  Special meetings of the Board of Directors shall be held whenever called by the Chairman or the Chief Executive Officer or, in the event of the absence or disability of the Chairman and the Chief Executive Officer, by the President or, in the event of his absence or disability, by the Chief Operating Officer or, in the event of his absence or disability, by the Chief Financial Officer or, in the event of his absence or disability, any other Vice President who has been designated by the Chief Executive Officer to act in the event of his absence or disability, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings.  Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone, telecopy or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business.  Notice of any special meeting need not be given to any Director who attends  such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.  [Sections 141(g), 229.]

Section 2.06.  Quorum; Voting.  At all meetings of the Board of Directors, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business.  Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  [Section 141(b).]

Section 2.07.  Adjournment.  A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place.  No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each Director.

Section 2.08.  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.  [Section 141(f).]

Section 2.09.  Regulations; Manner of Acting.  To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.  The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.10.  Action by Telephonic Communications.  Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.  [Section 141(i).]

Section 2.11.  Resignations.  Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chief Executive Officer or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  [Section 141(b).]

Section 2.12.  Vacancies and Newly Created Directorships.  If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created Directorships may be filled by a majority of the Directors then in office, although less than a quorum.  A Director elected to fill a vacancy or a newly created Directorship shall hold office until the next election of the class for which such Director shall have been chosen, and until his successor has been elected and qualified or until his earlier death, resignation or removal.  Any such vacancy or newly created Directorship may also be filled at any time by vote of the stockholders.  [Section 223.]

Section 2.13.  Reliance on Accounts and Reports, etc.  A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.  [Section 141(e).]

Section 2.14.  Compensation.  The amount, if any, which each Director shall be entitled to receive as compensation for his services as a Director shall be fixed from time to time by resolution of the Board of Directors, provided that no Director who is an officer or employee of the Corporation shall be entitled to receive any compensation for his services as a Director (although he shall be entitled to be reimbursed for any reasonable out-of-pocket expenses incurred in connection with his service as a Director).  [Section 141(h).]

ARTICLE III

COMMITTEES

Section 3.01.  How Constituted.  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including an Executive Committee, a Finance and Audit Committee, a Compensation and Pension Committee and a Corporate Governance and Public Policy Committee.  The Board of Directors may designate such other committees as it may from time to time determine.  Each such committee shall serve for such term, consist of such number of Directors and have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers, as the Board of Directors may from time to time lawfully prescribe.  Each committee shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules.  Each committee shall keep a record of its acts and proceedings, and all action of the committee shall be reported to the Board of Directors at the next meeting of the Board.  [Section 141(c).]

Section 3.02.  Alternates.  Alternate members of the committees prescribed by this Article may be designated by the Board of Directors from among the Directors to serve as occasion may require.  Whenever a quorum cannot be secured for any meeting of any such committee from among the regular members thereof and designated alternatives, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

Section 3.03.  Executive Committee.  During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation.  Each other committee of the Board of Directors, except as otherwise provided in this Article III, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors.  The Executive Committee shall have and may exercise such other powers and authority as designated and modified by the Board of Directors from time to time.

Section 3.04.  Finance and Audit Committee. The Finance and Audit Committee shall be comprised of Directors who are independent of management and the Corporation and who are financially literate. The Finance and Audit Committee shall assist the Board of Directors in fulfilling its oversight and monitoring responsibilities in matters relating to corporate accounting and reporting practices, financial controls, capital structure, the borrowing and repayment of funds by the Corporation, and other matters relating to the preparation of audited financial statements of the Corporation.  The Finance and Audit Committee shall have and may exercise such other powers and authority as designated and modified by the Board of Directors from time to time.

Section 3.05.  Compensation and Pension Committee.  The Compensation and Pension Committee shall assure that the Company has a competitive executive compensation program in order to attract and retain qualified executives and to provide incentives to management of the Corporation for the attainment of the Corporation's goals and objectives.  The Compensation and Pension Committee is also responsible for periodically reviewing and approving the Corporation's pension plan, 401(k) savings plan and employee stock purchase plan.  The Compensation and Pension Committee shall have and may exercise such other powers and authority as designated and modified by the Board of Directors from time to time.

Section 3.06.  Corporate Governance and Public Policy Committee.  The Corporate Governance and Public Policy Committee shall provide counsel to the Board of Directors with respect to corporate governance issues, including Board and Committee organization, membership, and function, and shall act in an advisory capacity to the Board and the Corporation's management on public policy issues.  The Corporate Governance and Public Policy Committee also shall nominate persons for election to the Board and shall consider nominees recommended by stockholders.  The Corporate Governance and Public Policy Committee shall have and may exercise such other powers and authority as designated and modified by the Board of Directors from time to time.

Section 3.07.  Quorum and Manner of Acting.  Except as may be otherwise provided in the resolution creating any committee of the Board of Directors, at all meetings of such committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business.  The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee.  Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of such committee.  The members of any such committee shall act only as a committee, and the individual members of such committee shall have no power as such.  [Section 141(c).]

Section 3.08.  Action by Telephonic Communications.  Members of any committee of the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.  [Section 141(i).]

Section 3.09.  Absent or Disqualified Members.  In the absence or disqualification of a member of any committee of the Board of Directors, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  [Section 141(c).]

Section 3.10.  Resignations.  Any member (and any alternate member) of any committee of the Board of Directors may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the Chief Executive Officer.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.11.  Removal.  Any member (and any alternate member) of any committee of the Board of Directors may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

Section 3.12.  Vacancies.  If any vacancy shall occur in any committee of the Board of Directors, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV

OFFICERS AND AGENTS

Section 4.01.  Number.  The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Executive Vice Presidents, Vice Presidents, a Secretary and a Treasurer.  The Board of Directors also may elect one or more additional officers and one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine.  The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.  The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.  Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause. Any number of offices may be held by the same person.  No officer need be a Director of the Corporation.  [Section 142(a), (b).]

Section 4.02.  Election.  Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors.  In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors.  Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.  [Section 142(b).]

Section 4.03.  Salaries. The salaries of all officers of the Corporation, who have been designated as executive officers under Section 16 of the Securities Exchange Act of 1934, shall be fixed by the Board of Directors and the salaries of all corporate agents shall be fixed by the Chief Executive Officer.

Section 4.04.  Removal and Resignation; Vacancies.  Any officer may be removed for or without cause at any time by the Board of Directors.  Any corporate agent may be removed for or without cause at any time by the Chief Executive Officer or the Board of Directors.  Any officer or corporate agent may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chief Executive Officer.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.  [Section 142(b), (e).]

Section 4.05.  Authority and Duties of Officers.  The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.  [Section 142(a).]

Section 4.06.  The Chairman.  The Chairman will have general supervision and control of the policies, business and affairs of the Corporation, subject to the control and authority of the Board of Directors.  The Chairman shall develop the agenda for and preside at all meetings of the stockholders, the Board of Directors and the Executive Committee at which he is present.  The Chairman shall have the authority to change existing officers' titles and to appoint additional officers of the Corporation as he shall determine in his sole and absolute discretion.

Section 4.07.  The Chief Executive Officer.  The Chief Executive Officer shall preside, in the event of the absence or disability of the Chairman, at all meetings of the stockholders and Directors at which he is present, shall be the chief executive officer of the Corporation, shall have general control and supervision of the policies and long-term strategies of the Corporation (subject to the authority of the Board of Directors), shall see that all orders and resolutions of the Board of Directors are carried into effect and shall work with Board of Directors to ensure their consent with matters relating to the Corporation's governance.  The Chief Executive Officer shall be responsible for the financial success of the Corporation and shall assure the development of long-term strategic plans and objectives with respect to the Corporation.  He shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation.  The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed.  The Chief Executive Officer shall have the authority and responsibility to develop management and to cause the employment or appointment of such employees and agents of the Corporation to support the strategies and operating plans of the Corporation, as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer or the Board of Directors.  The Chief Executive Officer shall build and maintain relationships with outside investors and customers and reflect the Corporation's values through public relations.  The Chief Executive Officer shall perform the duties and have the powers of the President if there is a vacancy in that office, and shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

Section 4.08.  The President.  The President shall, in the event of the absence of disability of the Chief Executive Officer, perform the duties of the Chief Executive Officer (subject to the authority of the Board of Directors to designate some other person as temporary Chief Executive Officer), shall manage and administer the

Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of the President.  The President shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes and drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed.  The President shall perform the duties and have the powers of the Chief Operating Officer if there is a vacancy in that office, and shall perform such other duties and have such other powers as the Board of Directors, the Chairman or the Chief Executive Officer shall from time to time prescribe.

Section 4.09.  The Chief Operating Officer.  The Chief Operating Officer shall, in the event of the absence or disability of the President, perform the duties of the President (subject to the authority of the Board of Directors to designate some other person as temporary President), and shall have general control and supervision of the divisions of the Corporation and shall also perform all duties and exercise all powers usually pertaining to the office of the Chief Operating Officer.  The Chief Operating Officer shall have the authority to sign in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts, and other documents and instruments in connection with the business of the Corporation.  The Chief Operating Officer shall perform such other duties and have such other powers as the Board of Directors, the Chairman or the Chief Executive Officer shall from time to time prescribe.

Section 4.10.  The Chief Financial Officer.  The Chief Financial Officer shall be the chief financial officer of the Corporation.  He shall report to the Chief Executive Officer and shall be responsible for reviewing and recommending financial policy to the Board of Directors, and for analysis and reporting of the financial results of the Corporation to the Board of Directors.  He shall direct and supervise all tax and internal audit functions of the Corporation.  He will also be responsible for review, coordination and general supervision of all of the foregoing functions for subsidiaries of the Corporation.  He shall perform such other duties and exercise such other powers as may be assigned or delegated to him by the Chief Executive Officer or the Board of Directors.

Section 4.11. The Treasurer.  The Treasurer shall report to the Chief Financial Officer, and shall have the following powers and duties:

(a)  He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

(b)  He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

(c)  He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(d)  He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(e)  He shall be responsible for and supervise the Corporation's insurance program.

(f)  He shall perform such other duties as may be assigned to him by the Chief Financial Officer.

Section 4.12.  The Secretary.  The Secretary shall have the following powers and duties:

              (a)  He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

(b)  He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

(c)  Whenever any committee of the Board of Directors shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such committee.

(d)  He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

(e)  He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

(f)  He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shared held by each holder and the date as of which each became such holder of record.

(g)  He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(h)  He shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

ARTICLE V

CAPITAL STOCK

Section 5.01.  Certificates of Stock, Uncertificated Shares.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form.  Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.  [Section 158.]

Section 5.02.  Signatures; Facsimile.  Any or all of the signatures on the certificate referred to in Section 5.01 of these By-Laws may be a facsimile, engraved or printed, to the extent permitted by law.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  [Section 158.]

Section 5.03.  Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation.  The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.  [Section 167.]

Section 5.04.  Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware.  Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.  [Section 151.]

Section 5.05.  Record Date.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than 60 nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are record.  Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  [Section 213.]

Section 5.06.  Registered Stockholders.  Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.  [Section 159.]

Section 5.07.  Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01.  Nature of Indemnity.  The Corporation shall indemnify and hold harmless, to the full extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director, officer or corporate agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer or corporate agent, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.  [Sections 145(a), (b).]

Section 6.02.  Successful Defense.  To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 of these By-Laws or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.  [Section 145(c).]

Section 6.03.  Determination That Indemnification Is Proper.  Any indemnification of a Director or officer of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.01 of these By-Laws.  Any indemnification of an employee or agent of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws.  Any such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.  [Section 145(d).]

Section 6.04.  Advance Payment of Expenses.  Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.  Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.  The Board of Directors may authorize the Corporation's counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.  [Section 145(e).]

Section 6.05.  Procedure for Indemnification of Directors and Officers.  Any indemnification of a Director or officer of the Corporation under Sections 6.01 and 6.02 of these By-Laws, or advance of costs, charges and expenses to a Director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer.  If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved such request.  If the Corporation denies a written request for indemnity or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the Director or officer in any court of competent jurisdiction.  Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.06.  Survival; Preservation of Other Rights.  The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a "contract right" may not be modified retroactively without the consent of such Director, officer, employee or agent.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  [Section 145(f), (j).]

Section 6.07.  Insurance.  The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

Section 6.08.  Severability.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

OFFICES

Section 7.01.  Registered Office.  The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

Section 7.02.  Other Offices.  The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01.  Dividends.  Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property or shares of the Corporation's Capital Stock.

A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.  [Sections 172, 173.]

Section 8.02.  Reserves.  There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserves.  [Section 171.]

Section 8.03.  Execution of Instruments.  The Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer,

any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  The Board of Directors or the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Any such authorization may be general or limited to specific contracts or instruments.

Section 8.04.  Corporate Indebtedness.  No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors, the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer. Such authorization may be general or confined to specific instances.  Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual.  All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer shall authorize.  When so authorized by the Board of Directors or the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 8.05.  Deposits.  Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, or by such officers or agents as may be authorized by the Board of Directors or the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer to make such determination.

Section 8.06.  Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, the Chairman, the Chief Executive Officer or the President from time to time may determine.

Section 8.07.  Sale, Transfer, etc. of Securities.  To the extent authorized by the Board of Directors or by the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any other Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the Chairman or the Chief Executive Officer, may sell, transfer, endorse and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

Section 8.08.  Voting as Stockholder.  Unless otherwise determined by resolution of the Board of Directors, each of the Chairman, the Chief Executive Officer, the President, and the Chief Financial Officer shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock.  Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting.  The Board of Directors may be resolution from time to time confer such power and authority upon any other person or persons.

Section 8.09.  Fiscal Year.  The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

Section 8.10.  Seal.  The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware".  The form of such seal shall be subject to alteration by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.11.  Books and Records; Inspection.  Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

Section 8.12.  Establishing Forum for Certain Actions.  Unless the Board of Directors consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of a violation of the Corporation’s Restated Certificate of Incorporation or By-laws or a breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE IX

AMENDMENT OF BY-LAWS

Section 9.01.  Amendment.  These By-Laws may be amended, altered or repealed.

(a)  by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

(b)  at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.  [Section 109(a).]

ARTICLE X
CONSTRUCTION

Section 10.01.  Construction.  In the event of any conflict between the provisions of these By-Laws as in effect from time to time and provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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